Exhibit 99.1

www.cannlabs.com

FOR IMMEDIATE RELEASE:

Robert Farrell

Vice President of Marketing

855-842-6936

robert.farrell@cannlabs.com

www.cannlabs.com

CANNLABS ANNOUNCES SECOND QUARTER 2014 RESULTS

Denver, Colo., August 15, 2014 -- CannLabs, Inc. (OTCQB: CANL), a leader in cannabis testing, innovation and consultation today announced its financial results for the second quarter ended June 30, 2014.

“During this quarter, we successfully scaled operations to support the needs of growers, producers and retailers in response to the first round of state government regulations in Colorado,” said Mark Mirken, Chief Executive Officer of CannLabs. “As more regulations take effect and more state markets open, CannLabs is poised to continue to provide a range of testing and consulting services aimed to optimize our clients’ product development, and our commitment to public health and safety.” Mirken added “CannLabs has a library of proprietary testing data, accumulated over the last four years, which we will leverage into intellectual property for the creation of unique product solutions to our ever expanding client base.”

For the three and six month periods ended June 30, 2014, the Company reported revenues of $270,220 and $382,493, respectively. The Company’s increased sales revenue during these periods was due to a rise in demand for services by clients complying with the state of Colorado’s mandated testing requirements for certain recreational cannabis products which went into effect on May 1, 2014. The net loss for the three and six months ended June 30, 2014 was $368,244 and $470,351, respectively. This was due to increase in overhead and related expenses as the Company prepares for more comprehensive mandated testing of all recreational marijuana products sold in Colorado. The Company also incurred expenses associated with its planned expansion into the Connecticut market.

In the coming months, CannLabs anticipates further growth as the industry prepares for the increased Colorado state regulatory mandates expected on October 1, 2014. In addition, the Company has signed exclusive agreements with two major growers in the state of Connecticut as part of its expansion into that market.

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

ABOUT CANNLABS

CannLabs, Inc., serves the cannabis industry with proprietary cloud-based analytics and scientific methods. It has served as a respected authority and advisor to various government, educational, and commercial interests regarding this growing business segment. Through Carbon Bond Holdings Inc., CannLabs provides laboratories with the necessary business intelligence and technology required to serve the cannabis industry. This includes the first state-certified cannabis testing laboratory in the country located in Denver, Colorado.

CannLabs enables growers, dispensaries and edible makers to implement best practices and product advancements. In addition, the CannLabs website allows consumers to easily locate certified tested products to meet their specific needs.

CannLabs has been at the forefront of educating the public, and serving as a reliable information resource to state and local governments as more states legalize marijuana for various uses. The Company provides client education to ensure safe cultivation and identify contamination problems. Additionally, CannLabs consults on legal cases and the reformulation of cannabis products throughout the U.S. and Canada.

For more information visit www.cannlabs.com.

Safe Harbor Statement

All statements herein other than statements of historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Such statements are not guarantees of future performance and are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. Such factors include, but are not limited to, our ability to raise additional capital, our limited operating history and revenue, our ability to attract and retain qualified personnel, our ability to develop new services, market acceptance of our services, legislative, regulatory and competitive developments in our industry, general economic conditions, as well as other factors set forth in our filings with the SEC.

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

CONTACT:

Company

Robert Farrell

Vice President of Marketing

855-842-6936

robert.farrell@cannlabs.com

www.cannlabs.com

Investor Relations

Matthew Selinger

Senior Vice President – MZ North America

415-572-8152

mselinger@mzgroup.us

www.mzgroup.us

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105